                                                                Exhibit 10.41


Certain portions of this Exhibit have been omitted based upon a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933. The omitted portions have been filed separately with the Securities and Exchange Commission.


                      TEXAS HEALTH PHARMACEUTICAL RESOURCES
                              PARTNERSHIP AGREEMENT


     This PARTNERSHIP AGREEMENT (the "Agreement") is made and entered into as of the 1st day of July, 1994, by and between ALTERNATIVE CARE SYSTEMS, INC. ("ACS"), a Texas for profit corporation, and NOVA FACTOR, INC. ("NF"), a Tennessee for profit corporation;

                                  WITNESSETH:

     WHEREAS, ACS is a Texas business corporation, all of the capital stock of which is owned by Children Health Services of Texas, a Texas non-profit corporation; and

     WHEREAS, ACS and NF believe that it is necessary for them to join together in order to create an economically viable entity capable of providing goods and services contemplated herein; and

     WHEREAS, ACS and NF have mutually agreed to form a general partnership under and pursuant to the laws of Tennessee for the purposes and upon the terms hereinafter set forth in this Agreement;

     NOW, THEREFORE, In consideration of the mutual promises and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                            FORMATION OF PARTNERSHIP

     1.01. Formation. ACS and NF (both of which are sometimes hereinafter referred to collectively as the "Partners" and each of which is sometimes hereinafter referred to individually as a "Partner") hereby form a general partnership (the "Partnership") pursuant to the provisions of the Tennessee Uniform Partnership Act (the "Act"). In the event of a conflict between the provisions of the Act and the provisions of this Agreement, the latter shall control.

     1.02. Name and Office. The name of the Partnership shall be Texas Health Pharmaceutical Resources. The Partners may change the name from time to time, and the Partnership may also do business under one or more fictitious names as determined by the Partnership's Steering Committee. The principal office of the Partnership shall be in Dallas, Texas.

     1.03. Purpose. The purpose of the Partnership is (i) to market, sell, provide and distribute drugs manufactured by other parties, such as growth hormone, hemophilia therapy services and supplies (clotting factor and blood components) and other drugs, either as a dealer or a distributor for the manufacturer or its' duly authorized agents. ("Drug Therapies").

                                   ARTICLE II
               AREA OF OPERATION OF PARTNERSHIP AND RELATED RIGHTS
                         AND OBLIGATIONS OF THE PARTNERS


     2.01 Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

     (a) "Target Provider" means all health Caregivers listed on Exhibit A.

     (b) "Caregiver" means the provider of health care at which, or from whom, the patient is, at the time of any determination made pursuant to the provisions of this Article II, receiving care, as either an outpatient or inpatient" for the condition or illness which necessitates the use of goods or services offered by the Partnership. Solely in the context of a Target Provider, the patient's Caregiver will be the Target Provider if the Target Provider is at the time of determination in a position to refer the patient to the Partnership by reason of its providing, paying for or arranging for the provision of health care to the patient for the condition or illness which necessitates the purchase of goods from or the use of services provided by the Partnership.

     2.02 Service Area. The service area of the business of the Partnership shall be the area encompassed within the 50 mile radius of Dallas, Texas and within the city limits of Lubbock, Texas.

     2.03 Non-Competition.

     (a) Restriction on Partner's Activities With Respect to Patients. Each Partner agrees that, during the term of this Agreement, it shall not compete with the Partnership by providing therapies, services, supplies or goods which are encompassed within the definition of the business purposes of the Partnership (as set forth in Article I of this Agreement) to any patient who has his principal residence in the Service Area or whose Caregiver is either located in the Service Area or a Target Provider ("Restricted Patient"). From time to time, either Partner may, but shall have no obligation to, refer non-restricted Patients to the Partnership from outside the Service Area.

     (b) Notwithstanding the preceding provisions of this Article II, the restrictions or activities contained in this Article II shall not apply to Restricted Patients as defined in the Operating Agreement for the Campus Home Health L.L.C. formed between the Partners and Zale Lipshy University Hospital, nor to Restricted Patients as defined in the Partnership Agreement between Nova Factor, Inc. and Cook-Fort Worth Children's Medical Center. Notwithstanding the preceding provisions of this Article II, the restrictions on activities contained in this Article II shall not apply to therapies, services, supplies or goods which are not at the time in question being offered by the Partnership. However, if a Partner wishes to provide therapies, services, supplies or goods of a type which is encompassed within the business purposes of the Partnership (as set out in Article I) but which is not then currently being offered by the Partnership, to Restricted Patients, the Partner shall first notify the Partnership of its intentions. The Partnership shall then have * days within which to notify the Partner in writing that it elects to offer the therapy, services, supplies or goods. During such * day period the proposing Partner shall not compete with the Partnership and shall disclose any information reasonably requested by the Partnership as being necessary to reach a decision as to whether the Partnership should provide the new therapies, services, supplies or goods. If the Partnership elects to offer such therapy, services, supplies or goods, the restrictions on competition shall apply to the therapy, services, supplies or goods for so long as the Partnership continues such election.

     (c) Neither Partner shall be in violation of this Article II if it has made reasonable inquiry of the patient and the patient has denied having a principal residence or Caregiver which would cause the patient to be covered by these restrictions. However, if the correct information is subsequently discovered such that the patient should not have been provided therapies, services, supplies or goods, the Partner shall so advise the patient and shall use

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.

reasonable efforts to encourage the patient to have such therapies, services, supplies or goods, as the case may be, provided by the Partnership, consistent with the right of the patient to select his own care provider.

     (d) All restrictions contained in this Section 2.03 shall terminate upon termination of the Partnership.

                                   ARTICLE III
                               TERM OF PARTNERSHIP

     The Partnership shall commence as of the date of this Agreement and continue until March 31, 1999, unless (i) terminated at an earlier date in accordance with Section 11.01 hereof; or (ii) extended beyond such date by agreement of the Partners.

                                   ARTICLE IV
                 PARTNERSHIP INTERESTS AND CAPITAL CONTRIBUTIONS

     4.01. Partnership Interests. The percentage interest (the "Partnership Percentage") of each Partner in the assets, liabilities, profits, losses, income and expenses of the Partnership shall be fifty percent (50%).

     4.02. Initial Capital Contribution. Each Partner shall contribute to the capital of the Partnership the sum of $ . Such contributions shall be in cash and shall constitute the initial capital of the Partnership. Such contributions shall be made within a reasonable period of time following execution of this Agreement as agreed upon by the Partners.

     4.03. Additional Capital Contributions. In the event that at one time (or from time to time) funds in excess of retained operating revenues and any Partnership borrowings are required by the Partnership for or in respect of its business or any of its obligations, expenses, costs, liabilities or expenditures (including, without limitation, operating deficits), the Partners shall contribute cash to the capital of the Partnership in such amounts as are determined ("Additional Capital Contribution"), and on such dates as are set (the "Contribution Date") by the unanimous vote of all members of the Steering Committee. Each Partner shall contribute its share of such amounts based on its Partnership Percentage.

     4.04. Failure To Make Additional Capital Contribution. In the event that a Partner fails to make an Additional Capital Contribution as required under
Section 4.03 hereof, the amount of Additional Capital Contribution made by the other Partner (the "Contributing Partner") shall not be treated as a Capital Contribution but shall instead be treated as a loan from the Contributing Partner to the Partnership. Such loan shall be evidenced in the manner deemed appropriate by the Contributing Partner and shall be secured by a security interest in the

Partnership Receipts (as defined in Section 5.02). Such loan shall bear interest at an annual rate equal to the lower of: (i) four percent (4%) more than the prime rate, as set by the Chase Manhattan Bank, N.A., One Chase Manhattan Plaza, New York, New York 10081, in effect on the Contribution Date; or (ii) the maximum rate permitted under applicable law; and said loan, principal and interest, shall be repaid on a quarterly basis from the Partnership Receipts before distributions are made to the Partners. The amount of the loan to be repaid each quarter shall be determined by the Steering Committee, provided however, that the loan shall be repaid as promptly as possible taking into account the reasonable needs of the Partnership to retain cash for the operation of the business of the Partnership. All repayments shall be first applied against interest due before reducing the principal balance of the loan.

     4.05. Interest on Capital Contributions. No interest shall accrue or be paid the Partners on Capital Contributions and Additional Capital Contributions.

     4.06. Limit on Contributions, Extent of Liability. Except as provided in Sections 4.02 and 4.03 hereof, the Partners shall not be required to make any capital contributions, loans, or other advances to the Partnership. The Partners shall have no personal liability, one to another, for the payment or repayment of Contributions or loans made pursuant to this Article IV, except as provided in Section 11.02 hereof where there is a Delinquent Partner (as defined in Section 11.02).

     4.07. No Third Party Benefit. The provisions of Section 4.03 hereof are not intended to be for the benefit of any creditor or other person (other than a Partner in his capacity as a Partner) to whom any debts, liabilities or obligations are owed by, or who otherwise has any claim against, the Partnership or any of the Partners; and no such creditor or other person shall by reason of any such foregoing provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Partnership or any of the Partners.

                                    ARTICLE V
                  CAPITAL ACCOUNTS, DISTRIBUTIONS, ALLOCATIONS

     5.01. Capital Accounts. The Partnership Steering Committee shall establish and maintain on the Partnership Books a capital account for each Partner. The capital account of each Partner shall be credited with (i) the initial Capital Contribution made by such Partner pursuant to Section 4.02 hereof; (ii) Additional Capital Contributions made by such Partner pursuant to Section 4.03 hereafter and (iii) such Partner's Partnership Percentage of the net profits of the Partnership. The capital account of each Partner shall be decreased by (i) the amount of any distribution which is made to such Partner pursuant to Section 5.02 hereof, and (ii) such Partner's Partnership Percentage of all net losses of the Partnership.

     5.02. Distributions. The Partnership Steering Committee shall, as soon as practicable following the end of each fiscal quarter of the Partnership, distribute to the Partners their respective Partnership Percentages of any amounts of cash (the "Partnership Receipts") held by the Partnership which are in excess of amounts reasonably required for operation of the business of the Partnership in accordance with the approved Partnership Budget (as described in Section 7.03 hereof).

     5.03. Allocation of Income and Losses. The net profits and losses of the Partnership and each item of income, gain, loss, deduction or credit entering into the computation thereof shall, for accounting and tax purposes, be allocated to and between the Partners in proportion to their respective Partnership Percentages.

                                   ARTICLE VI
                        PATIENT DEVELOPMENT AND REFERRAL

     6.01. CMC Patients. Partnership will arrange for homecare services to individual patients discharged from Children Medical Center of Dallas ("CMC") based upon the assumption that homecare services remain as they are currently provided by the Partnership. If new homecare services are developed, the partners will review the situation to arrive at a mutually satisfactory position on care.

     6.02. Best Efforts Obligations of Partners. The Partners agree to use their best efforts to promote the sale of services and supplies offered by the Partnership to Restricted Patients. However, both Partners are in the same business as Partnership and unless a Partner's actions would violate the restrictions contained in Article II, the Partners may compete with the Partnership without such competition constituting a breach of loyalty or other duty owed by a Partner to the Partnership.

                                   ARTICLE VII
                             PARTNERSHIP MANAGEMENT

     7.01. Steering, Committee. The overall management and control of the business and affairs of the Partnership shall be vested in the Steering Committee. The Steering Committee will consist of two persons designated by ACS, two persons designated by NF, and one additional member to be selected by the remaining Steering Committee members, by unanimous vote. Each Steering

Committee member will serve at the pleasure of the Partner designating such member and may be replaced, with or without cause, at any time by such Partner, except that the member chosen by the Steering Committee itself will serve at the pleasure of both Partners and shall be replaced, with or without cause, at any time at the request of either Partner. In the event that the Steering Committee member selected by the Committee must be replaced, the remaining Steering Committee members, by unanimous vote, will select a successor. Except with respect to Partnership Major Decisions as set forth in Section 7.02, approval of the Partnership Budget or as otherwise provided in this Section with respect to Steering Committee membership selection, the act of a majority of the members of the Steering Committee shall constitute the act of the entire Committee, so long as each member is given written notice at least three days in advance of a Steering Committee meeting (unless such notice is waived in writing by a member at any time) of all actions proposed to be taken at that meeting by the Steering Committee. The presence of a quorum of the Steering Committee members shall be necessary at any meeting for the transaction of business. A quorum shall consist of four members of the Steering Committee provided however that any Steering Committee member appointed by a Partner may be represented by a substitute designated by the Partner which designated the Steering Committee member who is to be represented by the substitute.

     (a) Meetings. The Steering Committee shall meet regularly at such times and places as it shall determine, provided that a Partner may call a special meeting of the Steering Committee on three days' advance written notice to all members of the Committee. Meetings of the Steering Committee may, upon the request of any two members and as otherwise agreed, be held by means of conference telephone or similar communications equipment by means of which all members participating in a meeting can hear and speak to each other. The members of the Steering Committee shall elect a chairman to preside at all the meetings of the Steering Committee, which chairman will be responsible for providing notice for meetings and proposed actions to be taken by the Steering Committee, and for maintaining minutes of Steering Committee meetings.

     (b) Responsibilities. The Steering Committee, either directly, or by specific delegation to one or more of its members, or by contract with a third party, shall be responsible for the implementation of the Partnership Major Decisions and for conducting the ordinary and usual business and affairs of the Partnership in accordance with and as limited by this Agreement, including, without limitation, the following:

     (i) protecting and preserving the title and interests of the Partnership with respect to all property and other assets owned by the Partnership;

     (ii) filing any tax returns and paying all taxes, assessments and other governmental impositions applicable to the Partnership;

     (iii) negotiating and entering into and supervising the performance of contracts and other agreements, subject to the provisions of Section 7.02 hereof;

     (iv) maintaining all Partnership Books and other records of the Partnership;

     (v) collecting all amounts due to the Partnership;

     (vi) to the extent that funds of the Partnership are available therefor, paying all debts and other obligations of the Partnership;

     (vii) maintaining all funds of the Partnership in a bank or banks as provided in Section 9.04 hereof;

     (viii) making distributions to the Partners in accordance with the provisions of Section 5.02 hereof;

     (ix) performing other normal business functions and otherwise operating and managing the business and affairs of the Partnership in accordance with and as limited by this Agreement;

     (x) appointing or removing any officers of the Partnership in accordance with Section 7.04 hereof, delegating to such officers any responsibilities which may be delegated to such officers under this Agreement, and directing such officers in the performance of their respective responsibilities;

     (xi) hiring and firing of Partnership personnel;

     (xii) engaging legal counsel;

     (xiii) determining all advertising and other promotional activities on behalf of the Partnership (as distinguished from individual partners); and

     (xiv) performing any other obligations required elsewhere in this Agreement to be performed by the Steering Committee.

     (c) Limitation of Responsibilities. The Steering Committee shall be obligated to perform its respective responsibilities and obligations hereunder only to the extent that funds of the Partnership are available therefor. Notwithstanding any other provisions hereof, the members of the Steering Committee shall be liable to the Partnership and the Partners only for actions constituting bad faith or breach of an express provision of this Agreement, but in all other respects shall not be liable for mistakes of judgment.

     7.02. Partnership Major Decisions. No act shall be taken or funds expended or obligation incurred by the Partnership, by any Partner acting on behalf of the Partnership, by any member of the Steering Committee acting on behalf of the Partnership, or by any officer of the Partnership appointed pursuant to Section
7.04 hereof acting on behalf of the Partnership, with respect to a matter within the scope of any of the Partnership Major Decisions, as hereinafter defined, affecting the Partnership, unless such Partnership Major Decision shall have been unanimously approved in advance in writing by all the members of the Steering Committee. The "Partnership Major Decisions" shall be the following:

     (a) acquiring any real estate or interest therein, including, without limitation, entering into, terminating or modifying leases or other arrangements involving space occupied or to be occupied by the Partnership, except as previously provided for in the Partnership Budget;

     (b) borrowing any money or property or otherwise obtaining financing for the Partnership, other than credit purchases of goods and services on a current basis and in the normal course of business, or except as previously provided for in the Partnership Budget;

     (c) selling, leasing or otherwise transferring, or mortgaging, pledging, granting a security interest in, or otherwise encumbering any of the property or other assets of the Partnership;

     (d) taking, or omitting to take, any action if such action or omission would constitute a breach or default under any agreement or instrument to which the Partnership is a party or by which it or any of its properties is bound;

     (e) entering into, or permitting any amendment or termination of, any contract of insurance, except in the ordinary course of business of the Partnership or as previously provided for in the Partnership Budget;

     (f) entering into, or permitting any amendment or termination of, any contract, agreement, license or other instrument involving (i) the expenditure of an amount in excess of the amount provided for in the Partnership Budget or, if not specifically covered by the Partnership Budget, an amount in excess of twenty thousand dollars ($20,000.00); (ii) a financial interest on the part of, or a relationship with, a Partner or any officer, director, shareholder or partner of a Partner, or any two or more such persons or entities, or between the Partnership and any other corporation, partnership, association or other organization in which any one or more of the aforementioned persons is a director or officer, or has a financial interest, regardless of amount; or

(iii) a duration for a period of more than one (1) year, or (iv) a matter not undertaken in the ordinary course of the business of the Partnership;

     (g) organizing, acquiring or disposing of an interest in, merging or combining with, or entering into a corporation, partnership or joint venture with any other person or entity;

     (h) admitting any new Partner;

     (i) adopting any general rules or guidelines governing the conduct of the business and affairs of the Partnership;

     (j) changing the location of the Partnership's principal office and establishing or terminating any additional offices;

     (k) selecting depreciation and accounting methods, establishing reserves, and making other decisions with respect to the treatment of various transactions for federal income and other tax purposes;

     (l) determining whether or not distributions should be made to the Partners in accordance with the provisions of Section 5.02 hereof;

     (m) approving, modifying or taking any action inconsistent with the Partnership Budget;

     (n) making any capital or other expenditure or incurring any obligation by, for or of the Partnership in an amount exceeding twenty thousand dollars ($20,000.00) for any one transaction or series of related transactions, except with respect to expenditures made and obligations incurred pursuant to the Partnership Budget;

     (o) initiating, terminating and settling legal proceedings;

     (p) establishing or terminating bank accounts and depositing or investing funds in any other manner, and designating authorized signatories for all such accounts;

     (q) establishing any employee benefit program;

     (r) determining the type and limits of fidelity bonds obtained on various employees of the Partnership;

     (s) making any other decision or taking any other action which by any provision of this Agreement is required to be approved by the Partnership, or which reasonably would be expected to have a material effect on the Partnership or the assets or operations thereof, except with respect to expenditures made and obligations incurred pursuant to a Partnership Budget or another approved Partnership Major Decision;

     (t) determining the amount of Additional Capital Contributions pursuant to
Section 4.03 hereof; and

     (u) establishing charges for Partnership goods and services.

     7.03. Partnership Budget. Prior to the beginning of each fiscal year (and, in the first instance, as soon as practicable after the date of this Agreement), the Steering Committee shall prepare and, upon the concurrence of all members of the Steering Committee, approve in accordance with Section 7.02 hereof a budget ("Partnership Budget") setting forth the estimated receipts and expenditures (capital, operating and other) of the Partnership for the period covered by the Partnership Budget. The first Partnership Budget shall be developed from a suggested Partnership Budget prepared by the Partners prior to execution of this Agreement and submitted to the Steering Committee for such use. When the Partnership Budget has been approved, the Steering Committee, the members thereof, and any officers appointed by the Steering Committee in accordance with
Section 7.04 hereof, shall in good faith use their best effort to implement the Partnership Budget and shall be authorized, without the need for further approval of the Partners, to make expenditures and incur the obligations as provided in the Partnership Budget.

     7.04. Officers. The Steering Committee shall be authorized to appoint a General Manager, and such other officers or agents of the Partnership, with such titles and responsibilities, as the Steering Committee shall from time to time designate in accordance with Section 7.01 hereof. To the extent that such duties have not been contractually delegated to a third party, the Steering Committee may authorize officers of the Partnership to exercise any of the powers or to carry out any of the responsibilities of the Steering Committee set forth in
Section 7.01(b) hereof, provided, however, that the Steering Committee may not delegate to any officer or officers of the Partnership the responsibility (i) for making Partnership Major Decisions, or (ii) to carry out any of the responsibilities of the Steering Committee described in Section 7.01(b)(x) hereof. Any officer appointed by the Steering Committee may be removed at any time from such office, with or without cause, by the Steering Committee, by written notice to such officer, as provided in Section 7.01(b) hereof.

     7.05. Audit. Either Partner may at its discretion, request a consolidated audit of the Partnership's financial statements to be prepared and paid for by the Partnership.

                                  ARTICLE VIII
                            OPERATIONS AND EMPLOYEES

     8.01. Operations. Notwithstanding the restriction that the Partnership shall not enter into any separate agreement with either Partner without the written consent of the Partner which is not a party to such agreement, both Partners consent and agree that as needed the Partnership may contract with NF or its parent, Southern Health Systems, Inc. ("SHS") for certain supplies, equipment, solutions and other materials and for the performance of certain services as may be needed and reasonably available from NF or SHS. Consent of the Steering Committee shall be required for entering into these contracts.

     8.02. Employee Protection. During the term of this Agreement and for a period of eighteen (18) months following termination of this Agreement, each Partner agrees that neither it, nor any entity associated with it or under its control will hire any employee of the Partnership who, immediately prior to employment by the Partnership, was an employee of the other Partner (or its corporate affiliates or subsidiaries). This limitation will be subject to waiver based on written consent of both Partners.

     8.03. Proprietary Information. Each Partner is currently engaged in the same business as the Partnership and each Partner has developed, or may develop during the term hereof, certain formulas, products, methods of doing business, customer lists and other proprietary information which the Partner deems to be confidential and a trade secret. Some of these formulae, products, methods and other proprietary information will be made available to the Partnership, and thus become known to the other Partner. It is contemplated that each employee or agent of the Partnership who will be exposed to such confidential information will be required to execute a confidentiality agreement. Each Partner also agrees that it will not duplicate, make use of, or disclose, in any manner whatsoever, any information which is deemed to be confidential by the other Partner, either during or after the term of this Agreement, without the express prior written consent of the other Partner. Each Partner further agrees that it will cause its employees and agents who will have access to such information to execute a confidentiality agreement similar to that executed by employees and agents of the Partnership.

     In the event that any information deemed to be confidential by a Partner is provided to the Partnership or its employees or agents in writing, the Partner providing same shall mark the writing as "confidential". In the event that such information is provided in non-written form such as orally, by audio tape, videotape or computer software or disc, the Partner claiming such information to be confidential shall furnish to the other Partner and/or the Partnership's employees and agents a written list containing a brief description of such item and designating such item as confidential. Upon termination of this Agreement all copies of any information hereunder deemed, or designated as, confidential by a

Partner shall be returned to the Partner who supplied the information, or who designated same as confidential. Notwithstanding the preceding provisions the following types of information provided by a Partner shall always be deemed confidential whether or not so designated: Patient records; prescription files; lists of patient names, addresses or phone numbers; lists of referring practitioner names, addresses or phone numbers; costs of goods and supplies; and financial records of the Partner.

     It is recognized and acknowledged that damages caused by a Partner's breach of this Section would be difficult to ascertain and would not adequately compensate the other Partner for its losses. Therefore, both Partners agree that the Partner claiming a breach of this Section shall be entitled to injunctive relief to restrain the commission or continued commission of said breach either through the arbitration procedures set out herein or, at the injured Partner's discretion, by seeking such relief from a court of competent jurisdiction.

     Notwithstanding the preceding paragraphs of this Section, this restriction shall not apply to (i) any information which is not deemed confidential hereunder, or which has not been designated as confidential in the manner specified herein, (ii) any information which was known to a Partner prior to its disclosure by the other Partner, (iii) any information which is or becomes public knowledge through no failure of a party bound by this Agreement, or (iv) any information which is independently developed by a party hereto.

     It is further contemplated that each Partner will execute a confidentiality agreement with the Partnership by which, subject to Sections 11.04 and 14.01 herein, each will agree not to disclose during the term of the Partnership confidential information developed by the Partnership.

                                   ARTICLE IX
                                   ACCOUNTING

     9.01. Fiscal Year. The fiscal year of the Partnership for purposes of accounting and federal and local income and other taxes shall begin on January 1 and end on December 31 of each year of the term.

     9.02. Books and Records. The Steering Committee shall establish, maintain and keep accurate, full and complete books of account and records (the "Partnership Books") showing the assets and liabilities, revenues and expenditures, and all other aspects of the operations, transactions and financial condition of the Partnership (including changes in the respective capital accounts of the Partners). The Partnership Books shall be maintained at the principal office of the Partnership or at such other place reasonably designated by the Steering Committee, and each Partner and its authorized representatives shall have access to the

Partnership Books during ordinary business hours. The Partnership Books shall be maintained in accordance with generally accepted accounting principles, consistently applied.

     9.03. Financial Reports. The Steering Committee shall cause to be prepared and submitted to each Partner, within one hundred fifty (150) days after the end of each fiscal year, unaudited financial statements for the fiscal year showing the revenues and expenditures, and the assets and liabilities, of the Partnership. In addition, the Steering Committee shall cause to be prepared and submitted to each Partner, within thirty (30) days after the end of each month, an unaudited financial statement for that month, showing the revenues and expenditures, and the assets and liabilities, of the Partnership for such month.

     9.04. Bank Accounts. All receipts, funds and income of the Partnership shall be deposited in an account or accounts in the name of the Partnership in such bank or banks as shall be designated by the Steering Committee. All such bank accounts shall be owned by both Partners, and the signatories for such bank accounts shall be duly authorized representatives selected by both Partners, together with such other persons as the Partners may jointly designate for specific accounts. No check to one Partner shall be issued without the signature of a representative of the other Partner. There shall be no commingling of the monies and funds of the Partnership with monies and funds of any other entity, and such monies and funds shall be maintained in separate and distinct accounts of the Partnership.

     9.05. Tax Status and Tax Returns. Each of the Partners hereby recognizes that, for United States federal income tax purposes, the Partnership will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the United States Internal Revenue Code of 1986, as amended. The Steering Committee shall prepare the informational U.S. federal, state and municipal tax returns required to be filed by the Partnership, and all other tax returns required to be filed by the Partnership; provided, however, that the filing of U.S. federal, state, municipal and other tax returns shall not be construed to extend the purposes of the Partnership or expand the obligations or liabilities of the Partners.

                                    ARTICLE X
                      RESTRICTIONS ON TRANSFER OF INTERESTS
                     IN PARTNERSHIP, RIGHT OF FIRST REFUSAL


     10.01. Restrictions on Transfer. During the term of this Agreement, neither Partner may, directly or indirectly sell, transfer, assign, give, pledge, syndicate, hypothecate, encumber, alienate or otherwise dispose of (voluntarily or involuntarily, by operation of law or otherwise) all or any part of its interest in the Partnership without the prior consent of the other Partner, except that either Partner may transfer not less than all of its interest in the Partnership (a) to a corporation which is wholly owned by such Partner, or which acquires substantially all of the assets and assumes substantially all of the liabilities of such Partner (including specifically assuming in writing all of the Partner's obligations under this Agreement) or (b) in the manner provided in Section 10.02 hereof. If a loan to the Partnership from a Partner who desires to sell its Partnership interest remains outstanding at the time of sale, all of the selling Partner's rights in said loan must be sold as part of the selling Partner's Partnership interest.

     10.02. Right of First Refusal. This Section sets forth a procedure by which a Partner may sell all of its interest in the Partnership, but does not authorize a Partner to sell less than all of its interest in the Partnership without the consent of the other Partner. In the event a Partner desires to sell all (but not a part) of its interests in the Partnership, it shall first notify and fully inform the other Partner in writing of the identity of the proposed buyer ("Buyer") and the proposed terms and conditions of such proposed sale ("Notice of Proposed Sale") and shall afford the non-selling Partner the opportunity, within thirty (30) days after receiving such notice, to elect to purchase such interests in accordance with such proposed terms and conditions by delivery of written notice to this effect to the selling Partner. In the event the non-selling Partner shall so elect to make a purchase of such interests on such terms and conditions, the closing on the purchase will take place according to the proposed terms and conditions of the sale, or, if not specified, within a reasonable period (but not more than ninety (90) days) after such election to purchase is made. In the event the non-selling Partner does not so elect, within the 30 days period to purchase such interests so offered, the selling Partner will then be free to sell to the proposed Buyer all (but not part) of such interests on terms no less favorable to the selling Partner than the proposed terms and conditions specified in the Notice of Proposed Sale within a period of one hundred and twenty (120) days after the end of such 30 day period. In the event that the sale does take place to the proposed Buyer in compliance with this Section within the 120 day period, the selling Partner shall give written notice to this effect to the non-selling Partner no later than the date of the closing thereof. At any time following receipt of the Notice of Proposed Sale and prior to expiration of 30 days following the closing thereof, the nonselling Partner shall have the right (by delivering notice to the selling Partner or to the Buyer (if the sale has closed)) to terminate this Agreement. In the event a sale of such interests is not made by the selling Partner to the proposed Buyer during such 120 day period, any sale by that Partner of its interests in the Partnership will require compliance anew with the provisions of this Section.

                                   ARTICLE XI
                                   TERMINATION

     11.01. Partnership Termination. The Partnership shall terminate upon the first to occur of the following events:

     (a) upon the written agreement of the Partners to terminate this Agreement:

     (b) upon written notice by either Partner (the "Non-Defaulting Partner"), if the other Partner (the "Defaulting Partner") shall fail to perform its obligations hereunder, including without limitation the failure to make its share of Additional Contributions as required by Section 4.03 hereof (the "Default"), and such Default shall continue for a period of at least forty-five
(45) days after written notice of such Default from the Non-Defaulting Partner to the Defaulting Partner;

     (c) upon the permanent cessation or abandonment of the business of the Partnership;

     (d) upon 12 months written notice of termination by either Partner; provided, however, that neither Partner may request termination under this
Section 11.01(d) sooner than twelve (12) months following execution of the Agreement;

     (e) if either Partner (i) shall voluntarily suspend or otherwise discontinue its business operations; (ii) shall become insolvent; (iii) shall become unable to pay or shall fail to pay generally its debts as such debts become due, or shall admit in writing such inability or such failure to pay generally its debts when due; (iv) shall make a general assignment for the benefit of its creditors or shall enter into a composition agreement with its creditors; (v) shall take or authorize any action preparatory to, or for the purpose of, commencing (in the capacity of debtor) a voluntary case under any applicable chapter of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (entitled "Bankruptcy"), or any future United States bankruptcy code or statute; or (vi) shall have possession of all or a substantial portion of its property taken by a custodian, receiver, trustee or assignee for the benefit of creditors, or shall consent to such possession;

     (f) upon the acquisition by either Partner of all of the other Partner's interest in the Partnership in accordance with Section 10.02 hereof or otherwise;

     (g) upon election by the non-selling Partner pursuant to Section 10.02 hereof; or

     (h) upon expiration of this Agreement.

     11.02. Distributions on Partnership Termination.

     (a) Upon termination of the Partnership, the affairs of the Partnership shall be wound up as soon as practicable. A reasonable time shall be allowed for the liquidation mad discharge of the liabilities of the Partnership. Each Partner shall be furnished with an audited financial statement, prepared by the Partnership's Certified Public Accountants, setting forth the total amount of assets and liabilities of the Partnership as of the date of complete liquidation. In the event that the liabilities of the Partnership (including loans to Partners shall exceed the assets available for distribution, the Partners shall assume and pay the excess in accordance with their respective Partnership Percentages, and in the event that any Partner (the "Delinquent Partner") shall fail to pay its full share of any such excess and the other Partner is required to do so, then the other Partner shall be entitled to contribution from the Delinquent Partner to the extent of the Delinquent Partner's obligation hereunder. During the period of the winding up of the Partnership, the affairs of the Partnership shall continue to the extent necessary to permit an orderly termination thereof.

     (b) The Partnership assets shall be used and distributed first to pay the liabilities of the Partnership, including the complete satisfaction of all liens against Partnership property

(other than the loans or advances that may have been made by the Partners to the Partnership) and the expenses of liquidation. The remaining Partnership assets shall next be applied to the repayment of any loans or advances made to the Partnership by the partners. The net assets of the Partnership, after making all of the payments previously set forth in this Section shall be distributed to the Partners in an amount equal to their respective Partnership Percentage in the Partnership. If assets other than cash are distributed, such assets shall be valued at their then fair market value.

     (c) Distribution upon liquidation shall be in full and final satisfaction of all amounts of capital contributed by the Partners pursuant to Section 4.02 and 4.03 hereof.

     11.03. Termination of Agreement. This Agreement shall terminate upon (i) the termination of the Partnership in accordance with Section 11.01 hereof, and
(ii) the completion of the winding up of the affairs of the Partnership and the distribution of all assets and payment of all liabilities of the Partnership in accordance with Section 11.02 hereof.

     11.04. Post-Termination Business Activities of the Partners. The Partners agree that upon termination of the Partnership, there will be a return to the status guo ante; at such time, each Partner will be free to offer to Restricted Patients the services and supplies formerly offered by the Partnership, subject to the limitations set out in Sections 8.02, 8.03 and 14.01 herein. Upon termination of the Partnership for any reason, the Partnership name shall not be used by either Partner. The Partnership's telephone numbers shall not be used by either Partner. Upon termination of this Agreement copies of all Partnership files and lists of patients, other than information covered by the confidentiality provisions of Section 8.03 and Technology purchased under Section 14.01, shall be provided to each Partner upon request.

                                   ARTICLE XII
                                   ARBITRATION

     Except as otherwise provided in Section 8.03, any dispute, controversy or claim between the Partners arising out of or relating to this Agreement either during or after the term thereof (including the question as to whether any particular matter is arbitrable) shall be solely and finally settled by arbitration conducted in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in force (the "Rules"). The Partner requesting arbitration shall serve upon the other Partner to the controversy, dispute or claim a written demand for arbitration, stating the substance of the controversy, dispute or claim, the contention of the Partner requesting arbitration, and the name and address of the arbitrator appointed by it. The recipient of such demand shall within 20 days after such receipt appoint an arbitrator and notify the other Partner of the identity of the arbitrator so selected, and the two arbitrators shall appoint a third, and the decision or award of any two arbitrators shall be final and binding upon the parties. In the event that the two arbitrators fail to appoint a third arbitrator within 20 days of the appointment of the second arbitrator, either arbitrator, or either party to the arbitration, may apply to a judge of the United States District Court located in or nearest to Dallas, Texas for the appointment of the third arbitrator, and the appointment of such arbitrator by such judge on such application shall have precisely the same force and effect as if such arbitrator had been appointed by the two arbitrators. If for any reason the third arbitrator cannot be appointed in the manner prescribed by the preceding sentence, either regularly appointed arbitrator, or either party to the arbitration, may apply to the American Arbitration Association for appointment of the third arbitrator in accordance with the Rules. Should the party upon whom the demand for arbitration has been served fail or refuse to appoint an arbitrator within 20 days, the single arbitrator shall have the right to decide alone, and such arbitrator's decision or award shall be final and binding upon the parties. The decision of the arbitrator shall be in writing and shall set forth the basis therefor. The Partners shall abide by all awards rendered in arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. The Partners shall divide equally the administrative charges, arbitrator's fees, and related expenses of arbitration, but each Partner shall pay its own legal fees incurred in connection with any such arbitration. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law and the parties stipulate that this Agreement involves interstate commerce.



                                  ARTICLE XIII
                    COVENANTS, REPRESENTATIONS AND WARRANTIES

     13.01. Partners' Authority. Each Partner warrants to the other that it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the full unrestricted power and authority, corporate and otherwise, to carry on its business as currently conducted, to own, operate and lease its properties, to execute and deliver this Agreement and to carry out the transactions contemplated thereby; and that the execution, delivery and performance of this Agreement have been duly authorized by all proper and necessary corporate actions.

     13.02. Absence of Violation. Each Partner warrants to the other that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, or a default under, or conflict with, any term or provision of the charter or by-laws of the warranting Partner or any contract, commitment, indenture, lease or other agreement to which the Partner is a party or by which it is bound.

     13.04. Binding Effect. Each Partner warrants to the other that this Agreement constitutes a valid and binding obligation of the warranting Partner, enforceable in accordance with its terms.


                                   ARTICLE XIV
                                  MISCELLANEOUS

     14.01. New Technology. The Partnership may from time to time develop new and innovative service techniques, equipment, supplies or other related technologies or patents ("Technology"). These will be proprietary to the Partnership, and neither Partner shall use these techniques, equipment, supplies, technologies or patents except as provided in this Section. The Partnership shall give both Partners the right to bid for the right to own and engage in exclusive marketing of such items (such right to be subject to the Partnership's exclusive right to market and use such items during the term of this Agreement with regard to Restricted Patients). Subject to negotiation of a financial arrangement satisfactory to the Partnership, the Partner submitting the highest bid shall be granted said ownership and marketing rights. In the event that the Partners are unable to negotiate such an arrangement, the matter may be submitted by either Partner to arbitration pursuant to ARTICLE XII hereof. To the extent that such ownership and marketing rights are not sold to a Partner under this section, the Technology shall be disposed of on dissolution of the Partnership in the same manner as other Partnership assets.

     14.02. Limitation on Agency. It is specifically understood and agreed between the Partners that this Partnership extends only to, and is limited to, the rights and obligations under this Agreement and, except an otherwise expressly provided herein, this Agreement shall not constitute either Partner as the agent of, or principal for, the other Partner.

     14.03. Other Activities. Nothing in this Agreement shall be construed to restrict either Partner from carrying on any business or activity (other than as specifically stated in Article II hereof), whether or not any such business or activity is competitive with the business of the Partnership.

     14.04. Inspection of Records. Each Partner or its authorized representative may examine the Partnership Books or other records of the Partnership as provided in Section 9.02 hereof, and may examine or inspect any of the property or assets owned or used by the Partnership at any time without notice.

     To the extent required by Section 1861(b)(1)(I) of the Social Security Act, each Partner shall, upon proper request, allow the

United Stated Department of Health and Human Services, the Comptroller General of the United States and their duly authorized representatives, access to this Agreement and to all books, documents and records necessary to verify the nature and extent of the costs of the services provided by the Partnership at anytime during the term of this Agreement and for an additional period of four (4) years following the last date services are furnished by the Partnership. If the Partnership carries out any of the duties of this Agreement through an agreement between it and a Partner or other individual or organization related to it, Partnership shall require that a clause be included in such agreement to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such an agreement, the related organization shall make available, upon request by the Department of Health and Human Services, the Comptroller General of the United States or any of their duly authorized representatives, all agreements, books, documents and records of such related organization that are necessary to verify the nature and extent of the costs of the services provided under that agreement. Except as set forth in this section, neither Partner nor any third party shall have any right or access to the separate business and other records of either Partner.

         14.05. Notices. All notices, demands, requests, consents, reports, approvals, or other communications which may be or are required to be given, served, or sent pursuant to this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, addressed as follows:


         (a)      If to ACS:

         Alternative Care Systems, Inc.
         2777 Stemmons Freeway
         Suite 1089
         Dallas, Texas 75207
         Attention:  Mr. George Farr


         (b)      If to NF:

         Nova Factor, Inc.
         1785 Nonconnah Blvd.
         Memphis, Tennessee 38132
         Attention:  Mr. Randy Grow


Each Partner may designate by notice in writing a new address to which any notice, demand, request, consent, report, approval or communication may thereafter be so given, served or sent. Each notice, demand, request, consent, report, approval or communication which shall be mailed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     14.06. Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement.

     14.07. Benefits and Obligations. The covenants and agreements contained herein shall inure to the benefit of, and be binding upon, the Partners and their respective legal, successors. Any persons succeeding to the interest of a Partner shall succeed to all of such Partner's rights, interests and obligations hereunder, subject to and with the benefit of all terms and conditions of this Agreement, including the restrictive conditions contained herein.

     14.08. Amendment. This Agreement shall not be amended, altered, or modified except by an instrument in writing duly executed by the parties hereto.

     14.09. Entire Agreement. This Agreement constitutes the entire agreement between the Partners with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

         14.10. Headings. Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     14.11. Governing Law. This Agreement, the rights and obligations hereunder, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Tennessee (but not including the choice of law rules thereof).

     14.12. Waiver of Partition. Each Partner hereby waives during the term of this Agreement any right that it may have to maintain any action for Partition with respect to any Partnership property.


     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed on their behalf, on the day and year hereinabove set forth.

                                NOVA FACTOR, INC.

                                By:  /s/ Randy Grow
                                    -------------------------------------
                                Title:   President
                                      -----------------------------------

                                ALTERNATIVE CARE SYSTEMS, INC.


                                By: /s/ George Farr
                                    -------------------------------------
                                Title:  President
                                      -----------------------------------